Exhibit 99.01

Contacts:	Financial:	Press:
	Steve Recht	Bridgette Thomas
	Chief Financial Officer	Senior Director of Corporate Communications
	650/610-5212	650/610-3519
Shutterfly Announces Third Quarter 2006 Financial Results
•	Revenue $21.2 million, up 36% year-over-year
•	23rd consecutive quarter of year-over-year revenue growth
•	Orders up 42%, transacting customers up 40% year-over-year
•	77% of revenue from existing customers
REDWOOD CITY, Calif., Nov. 7, 2006 (BUSINESS WIRE) — Shutterfly, Inc. (NASDAQ:SFLY), an Internet-based social expression and personal publishing service, today announced third quarter of 2006 financial results.
“We believe our strong financial performance for the third quarter demonstrates growing awareness and adoption of Shutterfly,” said president and chief executive officer Jeffrey Housenbold. “We delivered solid results in our key metrics including substantial year-over-year increases in revenue, orders, transacting customers and non-print revenue.”
Mr. Housenbold added, “We are in the early stages of a new industry and believe that our across the board investments in our brand, user experience, products, services, state-of the-art manufacturing capabilities and strategic partnerships put us in an excellent position for our seasonally strong fourth-quarter and for sustained momentum going into 2007.”
Third-Quarter 2006 Financial Highlights
•	Revenues for the third quarter of 2006 were $21.2 million, an increase of 36% over the third quarter of 2005
•	Non-print revenue increased to $7.7 million, up 102% from the third quarter of 2005
•	Non-print revenue as a percent of total revenue increased to 36%, up from 24% in the third quarter of 2005
•	77% of revenue came from existing customers
•	Total operating expenses for the third quarter of 2006 were $15.4 million, as compared to $10.3 million for the third quarter of 2005
•	Adjusted EBITDA for the third quarter of 2006 was a loss of $715,000. Adjusted EBITDA consists of GAAP loss from operations of $5,125,000, less a one-time non-cash charitable contribution of $923,000, less amortization of stock-based compensation of $679,000, less $2,808,000 of depreciation and amortization.
In September 2006, the Company made a one-time, non-cash charitable contribution of 65,000 shares of common stock to Community Foundation Silicon Valley, a California non-profit public benefit corporation, and established the Shutterfly Foundation. The Company recognized $0.9 million of charitable contribution expense for the three and nine months ended September 30, 2006. The Shutterfly Foundation is a corporate-advised fund established to support organizations and programs that exemplify Shutterfly’s mission of helping people share life’s joy. The fund will be administered by the Community Foundation Silicon Valley and guidelines for grant applications will be forthcoming in 2007.
GAAP net loss for the third quarter of 2006 was $2.7 million, as compared to a loss of $1.3 million for the third quarter of 2005, and GAAP net loss per share, basic and diluted, was ($0.70) based on 4.0 million weighted-average shares outstanding. After taking into account the shares of preferred stock that converted into 13.8 million shares of common stock in connection with the completion of the Company’s initial public offering in October 2006, pro forma weighted average shares outstanding, basic and diluted, for the third quarter of 2006 was 17.8 million, resulting in a pro forma net loss per share, basic and diluted, of ($0.15). The pro forma basic and diluted net loss per share for the third quarter of 2006 assumes the conversion of the Company’s redeemable convertible preferred stock into shares of common stock at the beginning of the quarter.
The Company ended the quarter with $18.2 million in cash and cash equivalents. On October 4, 2006, the Company received proceeds before expenses from its initial public offering of $80.9 million. The Company plans to use a portion of the net proceeds to extend its competitive position by investing in technology and process development, customer retention and marketing programs.
Third-Quarter 2006 Operating Highlights
•	Transacting customers totaled 623,000, up 40% from the third quarter of 2005
•	Orders totaled 1,244,000, up 42% from the third quarter of 2005
•	Average order size was $17.00, down 4.9% from the third quarter of 2005
•	Launched the first phase of the Shutterfly Personal Publishing Platform which includes an easy-to-use, drag and drop online experience and significantly expanded product offerings, including 70 pre-set style templates organized across popular “life occasions” such as Weddings, Travel, Birthdays and Class Year Books.
•	Introduced new square-format photo books with fully personalized photo covers to its existing award-winning Photo Book line. These 8x8 Story Books and 12x12 Memory Books are available only at Shutterfly.
•	Added Clifford the Big Red Dog, Thomas the Tank Engine and Angelina Ballerina character-themed Photo Books and cards exclusively available at Shutterfly through partnerships with Scholastic and HIT Entertainment.
•	Launched several new strategic partnerships including:
•	The U.S. Postal Service and Shutterfly offered the approximately one-million customers who apply for new passports at 5,300 Post Office locations a special offer to record their journeys in Shutterfly Photo Books.
•	Shutterfly and Scholastic — the global children’s publishing, education, and media company — launched the Picture Perfect Language Arts program, providing a powerful way for Shutterfly to connect with a large number of teachers and parents.
•	Shutterfly and eTeamz — which states it is the Web’s largest team sports community with more than 24 million unique users annually and more than 2.9 million teams — launched a new photo-sharing program that offers a large selection of Shutterfly prints and photo gifts for parents, players and coaches.
“We are extremely pleased with our financial performance this quarter and believe that we are well positioned for a successful fourth quarter. From an investment standpoint, we continue to plan to invest to grow the business and therefore expect to spend $20 million to $25 million on capital expenditures over the next fifteen months,” said Steve Recht, chief financial officer of Shutterfly.

Business Outlook
The Company’s financial expectations for the fourth quarter of 2006 and the full fiscal year 2006 and fiscal year 2007 are as follows:
Fourth-Quarter 2006:
•	Revenue within the range of $56 million to $59 million, an increase of 37% to 44% as compared to the fourth quarter of 2005

•	Gross margins within the range of 56% to 59%

•	Adjusted EBITDA within the range of 32% to 34%

•	Tax rate within the range of 40% to 41%
Full-Year 2006:
•	Revenue within the range of $114 to $117 million, an increase of 36% to 39.5% as compared with full-year 2005
•	Gross margins within the range of 52% to 54%
•	Adjusted EBITDA to range from 14% to 16%
•	Tax rate within the range of 43% to 44%
Full-Year 2007:
•	Revenue growth is expected to be approximately 30%
•	Adjusted EBITDA is estimated to be approximately 16%
Third Quarter 2006 Conference Call
 Management will review the third quarter of 2006 financial results and its expectations for subsequent periods at a conference call on November 7, 2006 at 2:00 p.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://shutterfly.com. In the Investor Relations area, found in the “About Us” section, click on the link provided for the webcast, or dial 913-981-5543. The webcast will be archived and available at http://shutterfly.com/ or by calling 719-457-0820, Passcode: 7602354.
About Non-GAAP Financial Information
 When used in connection with historical results and forward-looking guidance, the non-GAAP financial measure Adjusted EBITDA excludes non-cash charges consisting of a charitable contribution, amortization of stock-based compensation and depreciation and amortization. In addition, this release contains pro forma net loss per share information that takes into account the conversion of all shares of the Company’s preferred stock into 13.8 million shares of common stock, which conversion occurred upon the completion of the Company’s initial public offering in October 2006, as if this conversion had occurred as of the beginning of the period. With respect to historical results, a reconciliation between Adjusted EBITDA and net loss and between pro forma net loss per share and GAAP net loss per share is provided within the text of this release. With respect to forward-looking guidance for each period presented, a reconciliation between Adjusted EBITDA and net income (loss) has not been provided because net income (loss) on a GAAP basis depends in part upon the amount of stock based compensation expense, which expense is dependent upon the Company’s future stock price and other factors that cannot be determined at this time.
To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures better reflect the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets and manage expenditures. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share prepared in accordance with GAAP.
About Shutterfly
 Founded in 1999, Shutterfly, Inc. (NASDAQ:SFLY) (www.shutterfly.com) is an Internet-based social expression and personal publishing service. Shutterfly provides a range of products and services that make it easy, convenient and fun for consumers to upload, edit, enhance, organize, find, share, create, print and preserve their digital photos in a creative and thoughtful manner. Since inception, the Company has fulfilled more than 12 million orders and has stored more than one billion consumer photos in its image archives. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.
Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include all statements regarding the Company’s financial expectations for the fourth quarter of 2006 and the full fiscal year 2006 and fiscal year 2007 set forth under the caption “Business Outlook,” as well as the statements regarding the Company’s expectations for its seasonally strong fourth quarter, its anticipated momentum going into 2007, its planned uses for the net proceeds of its initial public offering and its planned level of capital expenditures over the next 15 months. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, our ability to expand our customer base; our ability to develop on a timely basis, as well as consumer acceptance of, new products and services; our ability to develop additional adjacent lines of business; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our management has broad discretion regarding the spending of the net proceeds from our public offering; unforeseen changes in expense levels; competition, which could lead to pricing pressure; and general economic conditions. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s prospectus for its initial public offering and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.
Shutterfly, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Net revenues	$15,610	$21,155	$42,881	$57,675
Cost of revenues (1)	6,809	10,866	20,059	29,371

Gross profit	8,801	10,289	22,822	28,304

Operating expenses(1):
Technology and development	3,708	4,958	8,774	13,212
Sales and marketing	3,755	5,399	8,910	13,595
General and administrative	2,802	5,057	7,992	12,755

	10,265	15,414	25,676	39,562

Loss from operations	(1,464)	(5,125)	(2,854)	(11,258)
Interest expense	(83)	(61)	(184)	(209)
Other income (expense), net	(103)	491	28	1,015

Loss before income taxes and cumulative effect of change in accounting principle	(1,650)	(4,695)	(3,010)	(10,452)
Benefit (provision) for income taxes	(68)	1,948	—	4,048

Loss before cumulative effect of change in accounting principle	(1,718)	(2,747)	(3,010)	(6,404)
Cumulative effect of change in accounting principle	442	—	442	—

Net loss	$(1,276)	$(2,747)	$(2,568)	$(6,404)

Net loss allocable to common stockholders	$(1,276)	$(2,747)	$(2,568)	$(6,404)

Net loss per share — basic and diluted Before cumulative effect of change in accounting principle	$(0.51)	$(0.70)	$(0.94)	$(1.65)
Cumulative effect of change in accounting principle	0.13	—	0.14	—

Net loss per share — basic and diluted	$(0.38)	$(0.70)	$(0.80)	$(1.65)

Weighted average shares outstanding — basic and diluted	3,366	3,951	3,213	3,890

Pro forma net loss per share — basic and diluted		$(0.15)		$(0.36)

Pro forma weighted-average shares outstanding — basic and diluted		17,769		17,697

(1) Stock-based compensation is allocated as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
		(in thousands)
Cost of revenues	$4	$30	$18	$62
Technology and development	447	213	629	473
Sales and marketing	47	157	163	358
General and administrative	219	279	999	659

	$717	$679	$1,809	$1,552

Shutterfly, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)
(Unaudited)

	December 31,	September 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$39,153	$18,171
Accounts receivable, net of allowance of $21 and $-	949	863
Inventories	1,077	1,127
Deferred tax asset, current portion	1,408	1,776
Prepaid expenses and other current assets	1,558	2,896

Total current assets	44,145	24,833
Property and equipment, net	20,761	29,992
Intangible assets, net	1,618	1,428
Deferred tax asset, net of current portion	22,655	26,391
Other assets	373	2,908

Total assets	$89,552	$85,552

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,871	$3,245
Accrued liabilities	11,520	11,814
Deferred revenue	4,564	5,952
Current portion of capital lease obligations	1,503	2,004

Total current liabilities	21,458	23,015
Other liabilities	523	613
Capital lease obligations, less current portion	3,646	1,938
Preferred stock warrant liability	1,535	576

Total liabilities	27,162	26,142
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value;
15,454 shares authorized; 13,802 and 13,863 shares issued and outstanding	89,652	89,795

Stockholders’ deficit
Common stock, $0.0001 par value; 38,251 shares authorized;
3,790 and 4,103 shares issued and outstanding	—	—
Additional paid-in-capital	10,501	12,388
Deferred stock-based compensation	(1,625)	(230)
Accumulated deficit	(36,138)	(42,543)

Total stockholders’ deficit	(27,262)	(30,385)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$89,552	$85,552

Shutterfly, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Cash flows from operating activities:
Net loss	$(1,276)	$(2,747)	$(2,568)	$(6,404)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,620	2,776	4,270	7,332
Amortization of intangible assets	101	32	188	189
Amortization of stock-based compensation, net of cancellations	716	679	1,810	1,552
Change in carrying value of preferred stock warrant liability	(283)	(215)	(283)	(88)
Loss/(gain) on disposal of property and equipment	34	(31)	29	(30)
Deferred income taxes	—	(2,010)	(135)	(4,103)
Charitable contribution expense for shares issued to charitable foundation	—	923	—	923
Changes in operating assets and liabilities
Inventories	(85)	(377)	201	(52)
Accounts receivable, net	154	(4)	(273)	85
Prepaid expenses and other current assets	(604)	(982)	(469)	(1,337)
Other assets	(55)	(96)	(52)	(92)
Accounts payable	242	734	(872)	(666)
Accrued and other liabilities	1,773	5,677	(1,224)	(491)
Deferred revenue	137	891	597	1,388

Net cash provided by (used in) operating activities	2,474	5,250	1,219	(1,794)

Cash flows from investing activities:
Purchase of property and equipment	(4,167)	(10,190)	(8,392)	(16,531)
Proceeds from sale of fixed assets	—	—	6	—
Cash acquired from acquisition of business	—	—	239	—

Net cash used in investing activities	(4,167)	(10,190)	(8,147)	(16,531)

Cash flows from financing activities:
Principal payments of capital lease obligations	(486)	(266)	(1,388)	(1,024)
Proceeds from term loan	2,571	—	2,571	—
Repayment of term loan	(71)	—	(71)	—
Payments of IPO related costs	—	(595)	—	(1,686)
Proceeds from issuance of common stock upon exercise of stock options	1	6	3	64
Repurchases of common stock	(1)	(1)	(12)	(11)

Net cash provided by (used in) financing activities	2,014	(856)	1,103	(2,657)

Net decrease in cash and cash equivalents	321	(5,796)	(5,825)	(20,982)
Cash and cash equivalents, beginning of period	7,635	23,967	13,781	39,153

Cash and cash equivalents, end of period	$7,956	$18,171	$7,956	$18,171

Selected supplemental non-cash investing activities:
Additions to property and equipment acquired under capital lease obligations	$2,507	$—	$3,066	$—